Exhibit 99.2

NEWS RELEASE
FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ANNOUNCES 1,110 BOPD BAKKEN COMPLETION, GROWING WILLISTON BASIN OIL PRODUCTION AND APPARENT THIRD CONSECUTIVE SOUTHERN LOUISIANA DISCOVERY
Austin, TX — July 29, 2008 — Brigham Exploration Company (NASDAQ: BEXP) announced the high rate completion of its Carkuff 22 #1H Bakken well in its Ross Area at an early flowing rate of 1,110 barrels of oil per day, and that its Williston Basin oil production has grown to an estimated current net rate of approximately 1,500 barrels of oil per day. The company also announced that completion operations are underway on its Kvamme 2 #1H and Payara #1-21H in the Parshall/Austin Area, that it’s preparing to commence its first Three Forks test, and that it has apparently drilled its third consecutive successful well in its Southern Louisiana joint venture.
SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Resource Plays	Objective	WI%	NRI	Status / Comments
Carkuff 22 #1H	Bakken	67%	55%	Flowing after stimulation at rate of 1,110 Bopd & est. 400-500 Mcfgd, in Ross Area with ~27,000 net acres
Kvamme 2 #1H	Bakken	50%	40%	Completing 1st operated Parshall/Austin Area well after encountering good shows, results late August
Mrachek 15-22 #1H	Bakken	100%	79%	McKenzie County N.D. well’s initial 24 hr rate of 727 Boe, currently installing pumping unit
Johnson 33 #1H	Bakken	38%	30%	Producing N. Stanley Area well, early rate of 618 Boepd, currently flowing approximately 300 Boepd
Manitou State 36 #1H	Bakken	100%	81%	Completing Ross Area well, initial rate 272 Bopd, currently producing ~ 240 Bopd after installing pump
Slawson Payara#1-21H	Bakken	18%	14%	Completing Slawson operated well with good shows ~ 3 miles west of Parshall Field, results in August
EOG Austin 25-35 1H	Bakken	25%	20%	Drilling Parshall/Austin Area offset to Austin 8-26H (reported IP of 3,060 Bopd), results in September
Wayzetta 13-01H	Bakken	25%	20%	Reported August spud of Parshall/Austin Area well near EOG Austin 8-26H (reported IP of 3,060 Bopd)
Adix 25 #1H	Three Forks	32%	26%	Preparing to commence Three Forks test in 27,000 net acre Ross Area, results in October
Williams Cnty Well	Bakken	59%	47%	Planned September spud of well west of Nesson Anticline in acreage block north of Mrachek
McKenzie Cnty Well	Bakken	64%	50%	Planned October spud of well west of the Nesson Anticline in acreage block northeast of Mrachek
Anderson 28 #1-H	Bakken	25%	20%	Planned early October spud of Bakken well in Ross Area, results in December
Afseth 34 #1-H	Bkn or 3 Forks	41%	33%	Planned November spud of Bakken or/and Three Forks test in North Stanley Area
Hallingstad 35-34 #1H	Bakken	34%	31%	Planned December spud of 1280 acre unit Bakken test south of Hallingstad 27-1H in Parshall/Austin Area
Wanner 25 #1H	Bakken	100%	85%	Planned October spud of multipay test in southern extensional area, Brigham controls over 31,000 net acres

Conventional Wells	Objective	WI%	NRI	Status / Comments
SL 19054 #1	Miocene	50%	38%	Completing 3rd JV well @ Breton Sound, found 60’ of apparent pay, 15’ of which is above 20% porosity
SL 19312 #1	Miocene	50%	38%	Production tested Chandeleur Sound well at 2.7 MMcfg per day, expected sales in November
SL 18826 #1	Miocene	50%	39%	Main Pass well production tested at 15.4 MMcfgd, expected to produce 15-20 MMcfgd in late August
BLM 013045 #1	Miocene	50%	38%	Planned Sept./Oct. spud of 4th JV well at Romere Pass, testing amplitude attribute @ total depth ~10,550’
SL 18877 #1	Miocene	50%	38%	Planned Sept./Oct. spud of 5th JV well at Tiger Pass, testing amplitude attribute @ total depth ~9,000’
Cotten Land #5	Miocene	43%	33%	Planned August spud of acceleration well developing behind apparent pipe pay in Cotten Land #3
Harrison Unit #1	Melbourne	33%	25%	Planned 3rd quarter spud of development well offsetting producer in Matagorda County
Cary Sr. Estate #1	Oligocene	40%	29%	Currently completing
Richardson 30 #1	Red River	74%	56%	2nd consecutive Red River discovery tested with initial rate of 168 Bopd
Boneyard 13-20-29	Red River	25%	19%	Planned Sept. spud of Red River test in area of Richardson discoveries
Meagher 16-30	Red River	25%	19%	Planned Oct. spud of Red River test in area of Richardson discoveries

Growing Bakken Oil Production — Since early 2008, Brigham has drilled continuously with one rig in the accelerating Williston Basin Bakken play. The company’s net production in the Williston Basin has grown from an approximate average of 100 barrels of oil per day in December 2007 to roughly 500 net barrels of oil per day in June 2008. As a result of a number of recent completions, Brigham’s current Williston Basin daily net production is estimated to be approximately 1,500 barrels of oil per day.
Bud Brigham, the Chairman, President and CEO stated, “With one rig running continuously we’ve grown long life predominantly oil reserves and production in the Williston Basin steadily during the year. Our Mrachek 15-22 #1H, Manitou State 36 #1H, Johnson 33 #1H and Carkuff 22 #1H have elevated our current net production in the Williston Basin to roughly 1,500 barrels of oil per day. In the prolific Parshall/Austin area we currently have the Kvamme 2 #1H and the Slawson operated Payara #1-21H completing, which should be followed by the EOG operated Austin 25-35 1H and Austin Wayzetta 13-01H wells. These potentially high production rate wells should commence production to sales over the next sixty to seventy five days. Further, our second operated rig is expected to commence by the end of September, and as a result we expect to double our operated completions from roughly one gross operated well per month to two gross operated wells per month.”
Bud Brigham continued, “Given current commodity prices these growing oil volumes generate substantially more revenue and cash flow per Mcf equivalent than do our gas volumes. During the second quarter, utilizing a 6:1 conversion, a Mcf equivalent of oil generated roughly 75% more revenue than a Mcf of natural gas. Therefore, our current Williston Basin oil production of over 1,500 net barrels of oil per day, which on a 6:1 conversion is 9 MMcf of natural gas equivalents per day, would generate revenue comparable to approximately 15.75 MMcf per day of natural gas production. We’re adding more valuable production in this basin, with substantially longer reserve lives, relative to our conventional Gulf Coast natural gas production, and we’re doing so very consistently.”
Mountrail County Bakken Completions — Brigham successfully drilled and recently stimulated the Carkuff 22 #1H, which flowed approximately 1,110 barrels of oil and an estimated 400 to 500 Mcf of natural gas up 7.5 inch casing over the last 24 hours. Brigham’s prior completion in the Ross Area, the Manitou State 36 #1H, was recently put on pump and has been producing approximately 240 barrels of oil per day. Both wells are in the Ross Area, where Brigham controls approximately 27,000 net acres. Assuming 320 acre spacing the company could drill approximately 84 net wells in the Ross Area.
Bud Brigham stated, “Based on its early performance, the Carkuff 22 #1H appears to be our strongest well drilled to date. It represents our eleventh horizontal completion in the Bakken play. The production performance we’ve seen from our drilling to date has improved significantly over time, almost on a well by well basis. Operational enhancements, such as more fracture stimulations per well, are having a positive impact on our results.”
Mountrail County Parshall/Austin Area Drilling — Brigham is currently completing the Kvamme 2 #1H in the prolific Parshall/Austin Area. The Kvamme 2 #1H encountered good drilling shows, and is expected to be stimulated in mid to late August.
Brigham is also participating in a non-operated role in three significant Parshall/Austin area wells that are currently completing, currently drilling or expected to spud in the near future. Brigham retains an 18% working interest in the Slawson Payara #1-21H, located approximately three miles west of the Parshall Field. The Slawson Payara #1-21H apparently encountered good drilling shows, with completion operations underway. In addition, Brigham is participating with a 25% working interest in the currently drilling EOG operated Austin 25-35H. Brigham retains a 25% working interest in the Austin 25-35H, which is a south offset to EOG’s 3,060 barrel of oil per day Austin 8-26H well. Results for the Slawson Payara #1-21H and the EOG Austin 25-35H wells are expected in late August and September, respectively.
One mile to the southeast of the EOG Austin 25-35H, Brigham expects to retain a 25% working interest in the EOG operated Wayzetta 13-01H in section 1 of T153N-R90W. The EOG Wayzetta 13-01H is reportedly expected to commence on August 10th. Other operators are continuing to accelerate drilling in the Parshall/Austin Area, where Brigham controls approximately 8,700 net acres. Assuming 320 acre spacing, the company could drill approximately 27 net wells in the Parshall/Austin Area.
Planned Horizontal Three Forks Well — In August, Brigham plans to commence the Adix 25 #1H, its first horizontal Three Forks well. The Adix 25 #1H is located on the eastern edge of our Ross Area, in section 25 of T155N-R92W, with results anticipated in early October. In the North Stanley Area, Brigham may also drill the Afseth 34 #1-H in the Three Forks. The Afseth 34 #1-H is located in section 34 of T158N-R91W, and is currently scheduled to commence in November.

Bud Brigham stated, “We’re eager to drill our first Three Forks well in Mountrail County, particularly given the recent positive drilling results from other operators in the area. On the western edge of our Ross Area, Encore recently announced an apparent 1,100 barrel of oil per day Three Forks discovery. Other apparent Three Forks discoveries have been drilled by another operator to the north and northeast of the Ross Area, which is also to the west and northwest of our North Stanley Area. In addition, yesterday Fidelity announced a Three Forks discovery flowing 634 barrels of oil per day. The Fidelity Domaskin 11-29H is located in section 29 of T154N-R92W, roughly four miles south from the edge of our 27,000 net acres in the Ross Area, and about seven miles south-southwest of our Adix 25 #1H location.”
Bud Brigham continued, “While we’re very busy converting our Williston Basin acreage to proved Bakken reserves and net asset value, the Three Forks drilling is a potential ‘double down’ in net asset value in this play. Three Forks drilling by other operators in the area is beginning to demonstrate the potentially vast geographic breadth of this play, and the quality of the early production. Thus far, our approximate 93,000 net acres east of the Nesson Anticline, and our estimated 100,000 net acres west of the Nesson Anticline in Williams and McKenzie Counties North Dakota, are the most proximal to the recent Three Forks discoveries. However, Three Forks wells are evidently planned by other operators for eastern Montana, where we control another 100,000 net acres. We believe that all of our 293,000 net acres in the play could be prospective for the Three Forks.”
Third consecutive Southern Louisiana Joint Venture Discovery — Brigham successfully drilled and is currently completing its third consecutive joint venture well. The Breton Sound SL 19054 #1 encountered 60 feet of apparent pay. Approximately 15 feet of the pay has apparent porosities greater than 20%, while 45 feet of apparent pay has porosities ranging from 18 to 20%. Production testing operations are underway, and the well is expected to be producing to sales by late October.
Brigham recently production tested its second joint venture discovery, the Chandeleur Sound SL 19312 #1, at a rate of approximately 2.7 MMcf of natural gas per day. Production to sales is expected in November. The Company’s fourth and fifth joint venture wells, the Romere Pass BLM 013045 #1 and the Tiger Pass SL 18877 #1, are expected to commence in either September or October. Brigham plans to drill its sixth prospect as part of its Southern Louisiana joint venture with Clayton Williams Energy Inc. (NASDAQ: CWEI) in early 2009.
Commencement of Bayou Postillion Cotten Land #5 — Brigham is currently commencing the Cotten Land #5, a twin to Brigham’s high production rate Cotten Land #3 discovery. The Cotten Land #3 encountered two apparent high quality pay intervals with 30 feet and 50 feet of estimated pay. The lower 30 foot pay interval was completed in March 2007 and produced at rates as high as 29 MMcfe per day, has produced approximately 9.5 Bcfe to date, and is currently producing approximately 10.1 MMcfe per day. The Cotten Land #5 targets the as yet unproduced upper 50 feet of apparent pay, with results expected in October.
About Brigham Exploration
Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore for and develop onshore domestic oil and natural gas reserves. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.
Forward-Looking Statement Disclosure
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward-looking statements include our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry, our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. All forward-looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager (512) 427-3300